UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Moody National REIT I, Inc.

 (Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	90-0413866 (I.R.S. Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

 (Address and Zip Code of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-179521

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

 (Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.01 par value per share, of Moody National REIT I, Inc. (the “Company”) registered hereby is incorporated herein by reference to the sections entitled “Suitability Standards” and “Description of Capital Stock” in the prospectus contained in Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 4 to the Company's Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 29, 2014 (File No. 333-179521), as amended and supplemented through the date hereof.

ITEM 2. EXHIBITS.

3.1	Second Articles of Amendment and Restatement of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2014)

3.2	Bylaws of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-150612) filed on May 2, 2008)

3.3	Amendment No. 1 to Bylaws of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (File No. 333-150612) filed on February 23, 2009)

4.1	Form of Subscription Agreement (included as Appendix B to the Prospectus that is part of Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, filed on April 29, 2014 (File No. 333-179521))

4.2	Distribution Reinvestment Plan (included as Appendix C to the Prospectus that is part of Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, filed on April 29, 2014 (File No. 333-179521))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: April 30, 2014	By:	/s/ Brett C. Moody
	Name: Title:	Brett C. Moody Chief Executive Officer and President